PRICING SUPPLEMENT NO. 129                                        Rule 424(b)(3)
DATED: July 2, 1998                                          File No. 333-43565
(To Prospectus dated January 21, 1998
and Prospectus Supplement dated January 21, 1998)


                                 $7,096,595,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE



Principal Amount:  $45,000,000  Floating Rate Notes [x]   Book Entry Notes [x]

Original Issue Date:            Fixed Rate Notes [_]      Certificated Notes [_]
July 8, 1998


Maturity Date:                  CUSIP#: 073928 DR 1
July 8, 1999

Option to Extend Maturity:      No  [x]

                                Yes [_]   Final Maturity Date:



                                                 Optional            Optional
                         Redemption              Repayment           Repayment
Redeemable On            Price(s)                Date(s)             Price(s)

N/A                      N/A                     N/A                 N/A


Applicable Only to Fixed Rate Notes:

Interest Rate:

Applicable Only to Floating Rate Notes:


Interest Rate Basis:                      Maximum Interest Rate: N/A

[_]       Commercial Paper Rate           Minimum Interest Rate: N/A

[_]       Federal Funds Rate              Interest Reset Date(s): *

[_]       Treasury Rate                   Interest Reset Period: Three Months

[_]       LIBOR Reuters                   Interest Payment Date(s): **

[x]       LIBOR Telerate

[_]       Prime Rate                      Interest Payment Period: Quarterly


[_]       CMT Rate


Initial Interest Rate: ***


 Index Maturity:  Three Months

 Spread (plus or minus): -0.06%

------------------------------------

*     On the 8th of each January, April, July and October.

**    On the 8th of each January, April, July and October.

***   The three-month LIBOR rate on July 6, 1998 minus 6 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.



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